Exhibit 99.07

Exposure to Hurricane Katrina (as of September 8, 2005)

Included in Table I below is information related to Ambac’s Public Finance exposure to FEMA-designated counties within the three states - Louisiana, Mississippi and Alabama, broken out by bond type, includes our exposure to the region of Greater New Orleans separately. Table II lists Ambac’s exposure to the three New Orleans parishes that make up Greater New Orleans. Table III lists Ambac’s exposure to investor-owned utilities within all counties of the three affected states. It is too early to determine the effect the storm will have on the underlying credit quality of the Public Finance and IOU exposures within these states. All of the Ambac-insured hospitals in the region are currently up and running.

Table I

Ambac’s Public Finance Exposure in FEMA-Designated Counties

Net Par as of July 31, 2005 ($000)

Bond Type	Alabama	Greater New Orleans	Other Louisiana	Mississippi	Total
General obligation	$404,395	$387,212	$353,555	$402,064	$1,547,226
Leases and tax backed	82,005	814,963	466,424	36,817	1,400,209
University	82,508	235,688	126,817	199,341	644,354
Utility	77,095	—	116,440	57,598	251,133
Transportation	—	176,342	—	56,997	233,339
Health care	88,554	—	105,035	24,175	217,764
Other	—	46,000	85	—	46,085

Grand Total	$734,557	$1,660,205	$1,168,356	$776,992	$4,340,110

Counties designated by FEMA for individual and public assistance as of September 6, 2005

Table II

Ambac’s Public Finance Exposure in Greater New Orleans

Net Par as of July 31, 2005 ($000)

Bond Type	Orleans	Jefferson	St. Bernard	Total
General obligation	$333,199	$47,712	$6,305	$387,216
Leases and tax backed	475,668	339,292	—	814,960
University	235,688	—	—	235,688
Utility	—	—	—	—
Transportation	176,341	—	—	176,341
Health care	—	—	—	—
Other	—	46,000	—	46,000

Grand Total	$1,220,896	$433,004	$6,305	$1,660,205

Table III

Ambac’s Investor-Owned Utility Exposure in Alabama, Louisiana and Mississippi

Net Par as of July 31, 2005 ($000)

	Alabama	Louisiana	Mississippi	Total
Investor-owned utilities	$97,955	$233,012	$109,030	$439,997

Included within the Tables IV and V below is information related to Ambac’s estimated current exposures to asset-backed bonds collateralized by mortgages on residential homes and manufactured housing located in the FEMA-designated counties and New Orleans. The amounts shown represent the estimated portions of larger, geographically diversified securitizations. Ambac does not have exposure to manufactured housing securitizations in Greater New Orleans. The impact on each transaction will be affected by the concentration of loans within the three states, the level of flood/hurricane or other insurance coverage on impacted homes within the pool and the amount of federal relief provided, if any. It is too early to determine the effect the storm will have on our MBS/MH exposures within these three states.

Table IV

MBS Securitization Pools (Total Net Par 45.7B)
	Net Par ($Millions)	% Total MBS Net Par
Alabama	$113	0.3
New Orleans	49	0.1
Other Louisiana	242	0.5
Mississippi	73	0.2

Table V

Manufactured Housing Securitization Pools (Total Net Par = $1.1B)
	Net Par ($Millions)	% Total MH Net Par
Alabama	$5	0.5
Louisiana	13	1.1
Mississippi	6	0.5

Included within Table VI are the top 20 public finance exposures in FEMA-designated counties. The Ambac internal ratings shown are prior to Hurricane Katrina. Ambac is currently assessing the impact of the storm on the underlying rating of each obligation.

Table VI

	Net Par ($000)	State	Ambac Rating (pre- hurricane)	Net AADS ($000)	Final Maturity
New Orleans Exhibition Hall (1)	$360,756	Louisiana	A-	$24,219	2033
Various Jefferson LA Sales Tax Rev (1)	319,060	Louisiana	A+/A	25,680	2025
Various New Orleans Continuing and General Oblig (1)	281,852	Louisiana	BBB+	25,947	2033
Mobile, AL School Board General Oblig	201,040	Alabama	A	13,321	2033
Tulane University (1)	181,820	Louisiana	A+/BBB	13,457	2032
University of Mississippi	151,358	Mississippi	A-	9,310	2034
Mobile AL General Obligation	126,050	Alabama	A	11,969	2020
Louisiana Transportation Authority (1)	107,578	Louisiana	A-	8,312	2030
Harrison County, MS General Obligation	92,390	Mississippi	A	5,335	2040
Louisiana Office Facility Corp Lease	89,665	Louisiana	BBB	8,493	2021
Lafayette, LA Public Power - Electric Revenue	82,310	Louisiana	A-	13,485	2012
Infirmary Health Systems	76,560	Alabama	A	5,646	2025
Louisiana State Univ A&M Revenue Bond	75,207	Louisiana	A	4,782	2034
Terrebonne, LA Gen Medical Center	73,720	Louisiana	A	5,199	2033
Baton Rouge, LA General Obligation	68,770	Louisiana	A	5,295	2030
Lafayette, LA Sales Tax Revenue	64,110	Louisiana	A+	3,875	2028
Univ of South Alabama Tuition	63,565	Alabama	A	7,480	2018
New Orleans, LA Port Revenue (1)	60,695	Louisiana	A	3,947	2033
East Baton Rouge, LA Sales Tax	58,120	Louisiana	A	5,179	2024
Jackson MS Airport Revenue	56,997	Mississippi	A-	3,277	2035

Total	$2,591,623			$204,208

[1]	Exposures within Greater New Orleans including the parishes of Orleans, Jefferson and St. Bernard.